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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                             Collection Period:                              1-Dec-97                31-Dec-97
                                             Distribution Date:                             15-Jan-98

                                                                                                                  Per $1,000 of
                                                                                                                    Original
Statement for Class A and Class B Certificateholders Pursuant                                                    Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                         Certificate Amount
                                                                                                                ------------------
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(i)    Principal Distribution
           Class A Certificate Amount                                                 $  8,221,903.60              $21.08146264
           Class B Certificate Amount                                                 $    387,419.54              $21.08061487

(ii)   Interest Distribution
           Class A Certificate Amount                                                 $    763,156.99              $ 1.95678110
           Class B Certificate Amount                                                 $     36,834.19              $ 2.00425454

(iii)  Servicing Fee                                                                  $    128,890.50              $ 0.31561080

(iv)   Class A Certificate Balance (after principal distributions)                    $139,485,901.56
       Class A Pool Factor (after principal distributions)                                  0.3576504
       Class B Certificate Balance (after principal distributions)                    $  6,573,373.09
       Class B Pool Factor (after principal distributions)                                  0.3576762

(v)    Total Pool Balance (end of Collection Period)                                  $146,059,274.56

                                                                                      Current Period                Cumulative
                                                                                      ---------------           ---------------

(vi)   Defaulted Receivables                                                          $    454,803.09           $ 10,522,258.28
       Liquidation Proceeds                                                                286,924.26              4,740,829.09
                                                                                      ---------------           ---------------
       Aggregate Net Losses                                                           $    167,878.83           $  5,781,429.19
                                                                                      ===============           ===============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                          $             -
           Interest Portion                                                           $             -

(viii) Class A Interest Carryover Shortfall                                           $             -
       Class B Interest Carryover Shortfall                                           $             -
       Class A Principal Carryover Shortfall                                          $             -
       Class B Principal Carryover Shortfall                                          $             -

(ix)   Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                  $  6,125,764.72

(x)    Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                             $  6,125,764.72
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